EXHIBIT 3.10

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                         -----------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "HAMPTON ROADS FOODS, INC.", A LOUISIANA CORPORATION, WITH AND INTO "CHECKERS DRIVE-IN RESTAURANTS, INC." UNDER THE NAME OF "CHECKERS DRIVE-IN RESTAURANTS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                    [SEAL]              /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        EDWARD J. FREEL, SECRETARY OF STATE
                                        AUTHENTICATION: 0490712
                                                  DATE: 06-12-00

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/09/2000
                                                          001295960 - 2272161

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                           HAMPTON ROADS FOODS, INC.
                                      INTO
                      CHECKERS DRIVE-IN RESTAURANTS, INC.

                        (Pursuant to Section 253 of the
                       Delaware General Corporation Law)

         CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST, that the Corporation is incorporated pursuant to the Delaware General Corporation Law.

         SECOND, that the Corporation owns all of the outstanding shares of each class of the capital stock of Hampton Roads Foods, Inc., a Louisiana corporation (the "Subsidiary"), the laws of which state permit a corporation of such state to merge with a corporation of another state.

         THIRD, that the Corporation, by the following resolutions of its Board of Directors, duly adopted on May 18, 2000, determined to merge into itself the Subsidiary, effective at 11:59pm on May 31, 2000, on the conditions set forth in such resolutions:

                  RESOLVED, that the Corporation merge into itself the Subsidiary, and assume all of the Subsidiary's liabilities and obligations, effective at 11:59pm on May 31, 2000:

                  FURTHER RESOLVED, that Theodore Abajian, Senior Vice President and Chief Financial Officer of the Corporation, be and he hereby is directed to make, execute, and acknowledge a Certificate of Ownership and Merger for the State of Delaware and a Certificate of Merger for the State of Louisiana setting forth a copy of the resolution to merge the Subsidiary into the Corporation and to assume the Subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the offices of the Secretaries of State of Delaware and Louisiana, respectively.

         IN WITNESS WHEREOF, Checkers Drive-In Restaurants, Inc. has caused its corporate seal to be affixed and this Certificate to be signed by Theodore Abajian, its authorized officer, this 31st day of May, 2000.

                                CHECKERS DRIVE-IN RESTAURANTS, INC.

                                By: /s/ THEODORE ABAJIAN
                                    ---------------------------------------
                                    Theodore Abajian, Senior Vice President
                                    and Chief Financial Officer

                                Attest: /s/ ANDREW D. SIMONS
                                        ----------------------------------------
                                        Andrew D. Simons, Senior Vice President,
                                        General Counsel and Secretary

                                                  [seal]

STATE OF FLORIDA
COUNTY OF PINELLAS

         The foregoing instrument was acknowledged on this 31st day of May, 2000, by THEODORE ABAJIAN, Senior Vice President and Chief Financial Officer and ANDREW D. SIMONS, Vice President, General Counsel and Secretary of CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation, on behalf of the corporation, who states that the foregoing is the act and deed of the corporation and that the facts stated therein are true. He is personally known to me.


                                           /s/ BRIAN R. DOSTER
                                           ----------------------------------
                                           NOTARY PUBLIC
                                           Name:
                                                -----------------------------
                                           My Commission Expires:
                                                                 ------------

                                                       [notary seal]